Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 14, 2004 accompanying the consolidated financial statements and schedule included in the Annual Report of Versant Corporation and subsidiaries on Form 10-K for the year ended October 31, 2004 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

San Francisco, CA

December 20, 2005